As filed with the Securities and Exchange Commission on December 19, 1995
                                        Registration No. 33-

               SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                    ________________________

                                 Form S-8
                     REGISTRATION STATEMENT
                                   Under
                   THE SECURITIES ACT OF 1933
                    ________________________

                       SPRINT CORPORATION
     (Exact name of registrant as specified in its charter)

            Kansas                        48-0457967
       (State or other                 (I.R.S. Employer
         jurisdiction                 Identification No.)
     of incorporation or
        organization)

       Post Office Box 11315, Kansas City, Missouri  64112
            (Address of principal executive offices)
                    ________________________

                          SPRINT CORPORATION
             MANAGEMENT INCENTIVE STOCK OPTION PLAN
                             (Full title of the Plan)
                    ________________________

                          DON A. JENSEN
                  Vice President and Secretary
                         P.O. Box 11315
                  Kansas City, Missouri  64112
             (Name and address of agent for service)

  Telephone number, including area code, of agent for service:
                         (913) 624-3326
                    ________________________


                       CALCULATION OF REGISTRATION FEE

                                               Proposed       Proposed
                             Amount       maximum       maximum
Title of  securities    to be           offering         aggregate
to be registered       registered    price per      offering
                                                unit               price

Options to purchase
a share of Common
Stock                      3,141,400  $4.01<FN1>    $12,597,014<FN1>


Shares of Common
Stock
($2.50 par value)      3,141,400  $39.875<FN2> $125,263,325<FN2>




                                    Amount
Title of  securities          of regis-
to be registered             tration
                                    fee

Options to purchase
a share of Common
Stock                             $4,343.80


Shares of Common
Stock
($2.50 par value)             $43,194.25

<FN1>The offering price will be the lower of $4.01 and 10% of the closing price of Common Stock on the date of the option award.

<FN2>Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h)(1). The average of the high and low prices of the Common Stock on December 14, 1995, as reported in the consolidated reporting system, was $ 39.875.

Pursuant to Rule 429 under the Securities Act of 1933, the
Prospectus relating to this Registration Statement meets the requirements for use in connection with the options to purchase a share of common stock and the shares of common stock registered under the following Registration Statement on Form S-8: No. 33-
57911 pertaining to the Management Incentive Stock Option Plan.


  PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

     The following documents filed by Sprint Corporation
("Sprint") with the Securities and Exchange Commission (File No.
1-4721) are incorporated in this Registration Statement by reference:

     Sprint's Annual Report on Form 10-K for the year ended
December 31, 1994; its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 (as amended) and September 30,
1995; and its Current Reports on Form 8-K dated March 27 and June
22, 1995.

     All documents subsequently filed by Sprint pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of the filing of such documents. Sprint expressly excludes from such incorporation the Report of the Compensation Committee, the Performance Graph and any Report on Repricing of Options/SARs contained in any proxy statement filed by Sprint pursuant to
Section 14 of the Securities Exchange Act of 1934 subsequent to the date of filing of this Registration Statement and prior to the termination of the offering of the securities covered by this Registration Statement.

Item 4.   Description of Securities

                             OPTIONS

     The Options will represent the right to purchase shares of Sprint Common Stock. The following are brief summaries of certain provisions with respect to the Options.

     Consideration for Options

     Pursuant to the terms of Sprint's Management Incentive Stock
Option Plan (the "Plan"), eligible employees of Sprint or its subsidiaries can elect to receive an Option in lieu of receiving a portion of their cash payout under Sprint's management incentive plans. For the 1996 awards, payable in 1997, eligible employees will receive an Option to purchase shares of Common Stock, one share for each $4.01 reduction in cash incentive payout resulting from such election; provided, however, that if the closing price of Sprint Common Stock on the date of grant of the 1996 awards is less than $40.125 per share, the reduction in cash incentive payout will be 10% of such price for each share. Certain benefits which are determined based on the cash payment will also be affected.  The Organization and Compensation
Committee of Sprint's Board (the "Committee") will determine the price for Options in subsequent years.

     Exercise Price

     The price at which each share of Common Stock covered by an Option may be purchased shall be one hundred percent (100%) of the fair market value of the stock on the date the Option is granted. Fair market value shall be deemed to be the average of the high and low prices of the Common Stock of Sprint for composite transactions as published by major newspapers for the date the Option is granted or, if no sale of Sprint's Common
Stock shall have been made on that day, the next preceding day on which there was a sale of such stock.

     Vesting

     The total number of shares subject to Options granted in 1996 shall become exercisable December 31, 1996. Vesting of
Options granted in subsequent years will be determined by the Committee.

     Term of Option

     Options shall not be exercisable after the expiration of ten
(10) years from the date of grant.

     Time for Exercise

     If an optionee's employment with Sprint is terminated, the optionee may exercise Options which are exercisable on the date of termination of employment until the earlier of (1) the date on which the Option expires and (2) the end of the applicable time period below:

     a.   Retirement:  five years after retirement date.

     b. Disability (qualifying for long-term disability benefits under Sprint's Basic Long-Term Disability
          Plan):  five years after qualification date.

     c. Death: one year after death for the estate or designated beneficiary to exercise the decedent's
          Options.

     d. Involuntary termination other than for cause: the date on which the Option expires.

     e. Voluntary termination: three months from the date of termination of employment.


     If an optionee's employment is terminated for a reason constituting good cause, any outstanding Options granted under the Plan and held by such optionee at such time will automatically terminate.

     Payment of Exercise Price

     Options shall be exercisable only upon payment to Sprint of the full purchase price of the shares with respect to which Options are exercised. Payment for the shares shall be either in United States dollars, payable in cash or by check, or by surrender of stock certificates representing like Common Stock of Sprint having an aggregate fair market value, determined as of the date of exercise, equal to the number of shares with respect to which such Options are exercised multiplied by the exercise price per share. The fair market value of Common Stock on the date of exercise of Options shall be determined in the same manner as the fair market value of Common Stock on the date of grant of Options is determined. Certain optionees may use restricted stock as payment for the exercise price (see
"Restricted Stock" below). In that event, fair market value of the shares of restricted stock will be determined as if the shares were not restricted.

     Nontransferable

     Options shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution, except that an optionee may designate beneficiaries other than the optionee's estate to exercise unexpired Options after the optionee's death.

     Restricted Stock

     Certain optionees, as determined by the Committee, may elect to receive restricted stock upon exercise of an Option.
Restricted stock is Common Stock issued with the restriction that the holder may not sell, transfer, pledge or assign such shares for a period of time after issuance, except to pay the exercise price of Options issued by Sprint. The restrictions lapse as specified by the optionee for a period of from six (6) months to ten (10) years, provided that if restricted Common Stock is used to pay the exercise price, restrictions on the Common Stock received upon exercise shall be at least as restrictive as to time and other vesting conditions as the restrictions on the shares used to pay the exercise price.

     Change in Stock, Adjustments

     In the event that the outstanding shares of Common Stock of Sprint are hereafter increased or decreased or changed into or exchanged for a different number of shares or kind of shares or other securities of Sprint or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split up, combination of shares, or a dividend payable in capital stock, or there is a decrease in the market price of the Common Stock of Sprint by reason of a dividend payable in stock of a business unit, appropriate adjustment shall be made by the Committee in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that the optionee's proportionate interest shall be maintained as before the occurrence of such event, and such adjustment of outstanding
Options shall be made without change of the total price applicable to unexercised Options and with a corresponding adjustment in the exercise price per share.

     Reload Options

     Options granted in 1996 will include the right to a reload
Option, subject to the availability of shares. The Committee will determine whether subsequent Options will include the right to a reload Option. A reload Option is a new nonqualified Option granted upon exercise of the original Option if the original
Option is exercised by the stock-for-stock method.

     A reload Option:

     a. is not available to optionees no longer employed by Sprint;

     b. is not available upon the exercise of an Option which expires in less than one year from date of exercise;

     c. has an exercise price equal to the fair market value of Sprint Common Stock on the date of the exercise of the original Option;

     d.   is granted for the number of shares equal to the sum of

          i. the number of shares surrendered for payment of the exercise price of the original Option;

          ii. the number of shares withheld from the exercise for the payment of income tax withholding; and

          iii. the number of shares delivered in payment of income tax withholding.

     e. is exercisable in full beginning one year after the exercise of the original Option, provided the optionee has held the shares received in the exercise for at least six months, and remains exercisable for the remainder of the term of the original Option;

     f.   is not available upon the exercise of a reload Option.


                          COMMON STOCK

     The authorized capital stock of Sprint consists of 500,000,000 shares of Sprint Common Stock and 20,000,000 shares of Sprint Preferred Stock. The authorized but unissued shares of Sprint Preferred Stock are issuable in one or more series, with such designations, preferences and relative, participating, optional or special rights, if any, and the qualifications, limitations or restrictions thereof as may be fixed and determined by resolution of the Board of Directors of Sprint (the
"Sprint Board").

     Sprint, Deutsche Telekom AG and France Telecom have signed an Investment Agreement dated as of July 31, 1995, as amended
(the "Investment Agreement"), setting forth the terms by which Deutsche Telekom AG and France Telecom will invest up to an estimated $4.2 billion in shares of a new Sprint voting stock
(the "Class A Stock"), which may either be a separate class of preference stock ("Class A Preference Stock") or a separate class of common stock ("Class A Common Stock"). The Class A Stock will represent up to approximately 20 percent of Sprint's voting equity. Deutsche Telekom AG and France Telecom, as the holders of the Class A Stock, will have the right in most circumstances to proportionate representation on the Sprint Board and to purchase additional shares of Class A Stock from Sprint to enable them to maintain their ownership level at 20 percent. In addition, the holders of Class A Stock will have disapproval rights with respect to Sprint's undertaking certain types of transactions.

     The investment would require that Sprint's Articles of Incorporation be amended. Among other amendments, the authorized shares of Sprint Common Stock would be increased to 1,000,000,000 shares, and 500,000,000 shares of Class A Common Stock and 500,000,000 shares of Class A Preference Stock would be authorized. Completion of the transaction is contingent on receipt of all necessary governmental approvals, and Sprint stockholders must approve the terms of the investment, including the proposed amendments to the Articles of Incorporation (the
"Charter Amendments").

     The following are brief summaries of certain provisions with respect to Sprint Common Stock, par value $2.50 per share, contained in Sprint's Articles of Incorporation, as amended as of the date of this Registration Statement. Such statements are qualified in their entirety by reference to such Articles. The term Preferred Stock, as hereinafter used, includes the Preferred
Stock-First Series, Convertible (the "First Series"), Preferred
Stock-Second Series, Convertible (the "Second Series"), Preferred
Stock-Third Series, 7-3/4%, Cumulative (the "Third Series"), and
Preferred Stock-Fifth Series (the "Fifth Series") and any other series hereinafter established by the Sprint Board and issued by Sprint (including, if issued, the Preferred Stock-Fourth Series,
Junior Participating referred to below under "Shareholder
Rights").  Sprint Common Stock is listed and traded on the New
York, Chicago and Pacific Stock Exchanges.


Dividend Rights and Restrictions

     Subject to certain dividend restrictions of indentures and other borrowing agreements and to the preferential rights of the Preferred Stock (and, if authorized and issued, the Class A
Preference Stock), holders of Sprint Common Stock are entitled to dividends as declared thereon by the Sprint Board only out of net income or earned surplus. The most restrictive covenants applicable to dividends are contained in revolving credit agreements. Among other restrictions, the agreements require
Sprint to maintain specified levels of consolidated net worth, as defined. As a result of this requirement, $1.9 billion of Sprint's $3.20 billion consolidated retained earnings was effectively restricted from payment of dividends as of September
30, 1995. Before any dividends on Sprint Common Stock may be paid or declared and set apart for payment, full cumulative dividends on the Sprint Preferred Stock (and, if authorized and issued, the Class A Preference Stock) must be paid or declared and set apart for payment. If Sprint fails to purchase the Fifth
Series shares upon tender by the holders, it is precluded from declaring or paying dividends on its Common Stock until it has deposited the funds necessary for the purchase of such shares.
Upon the issuance of other series of Preferred Stock, the Sprint
Board may provide for dividend restrictions on Sprint Common
Stock as to such series.

Voting Rights

     Except as hereinafter noted, holders of Sprint Common Stock and the First Series, the Second Series and the Fifth Series are entitled at each stockholders' meeting of Sprint, as to each matter to be voted upon, to cast one vote for each share held of record on the books of Sprint.

     The Preferred Stock is entitled to vote as a class with respect to certain matters affecting preferences of the Preferred
Stock or creating prior ranking or parity stock. If six quarterly dividends on any series of the Preferred Stock are in arrears, or if any sinking fund payment on any series of the Sprint Preferred Stock has been in arrears for more than one year, the number of Sprint's directors will be increased by two and the holders of Preferred Stock voting as a class will be entitled to elect two directors until all arrears in dividends and sinking fund payments have been paid, and in such event
Sprint Common Stock and all voting series of the Preferred Stock would be entitled to elect the remaining directors. If no dividends or less than full cumulative dividends on the Fifth
Series shall have been paid for each of four consecutive dividend periods, or if arrearages in the payment of dividends on the Fifth Series shall have cumulated in an amount equal to full cumulative dividends on the Fifth Series for six quarterly dividend periods, the holders of the Fifth Series, acting alone, will be entitled to elect the smallest number constituting a majority of Sprint's Directors then to be elected until all arrears in such dividends are paid or set aside for payment.

     The Sprint Board is divided into three classes, with each class consisting, as nearly as possible, of one-third of the total number of directors and serving a staggered three-year term. Only one class is elected each year, and it is elected for a three-year term. Sprint stockholders are not entitled to cumulative voting rights in the election of directors.

     Sprint's Articles of Incorporation require that certain business combinations initiated by a holder of at least 10 percent of Sprint's voting stock must be approved by the holders of 80 percent of the outstanding voting stock.

     The Class A Stock, if authorized and issued, would have certain class voting rights (among other things, the right to elect their own directors to the Sprint Board and, for a period of years, to disapprove certain Sprint transactions) as well as general voting rights.

Restriction on Purchase of Equity Securities by Sprint

     Sprint's Articles of Incorporation prohibit Sprint from purchasing its own equity securities from an owner of 5 percent or more of such equity securities (if any of the securities have been held for less than two years) at a premium over market price unless Sprint either (1) obtains the approval of the holders of a majority of the shares of Sprint's outstanding voting stock
(excluding the shares held by the 5 percent security holder) or
(2) makes a tender or exchange offer to purchase securities of the same class on the same terms to all holders of such equity securities.

     The Charter Amendments would revise these provisions to provide that the approval of stockholders other than Deutsche
Telekom AG, France Telecom and their affiliates which would otherwise be required by such provisions will not be required in connection with purchases, redemptions or other acquisitions by Sprint of Sprint equity securities held by Deutsche Telekom AG, France Telecom and certain other entities pursuant to the Investment Agreement, a related agreement to be entered into with France Telecom and Deutsche Telekom AG and the Articles of
Incorporation as proposed to be amended by the Charter
Amendments.

Redemption

     The Charter Amendments would permit the redemption of shares of Sprint Common Stock and, in certain circumstances, Class A
Stock held by Aliens if necessary to comply with the foreign ownership limitations set forth in Section 310 of the U.S.
Communications Act of 1934, as amended. The provisions would permit Sprint Common Stock to be redeemed at a price equal to the fair market value of the shares, except that the redemption price in respect of shares purchased by any Alien after November 21, 1995 and within one year of the redemption date would not (unless otherwise determined by the Sprint Board) exceed the purchase price paid for such shares by such person.


Shareholder Rights

     Each share of Sprint Common Stock issued prior to the occurrence of certain takeover events has one-half of a Right attached in accordance with the terms of a Shareholder Rights
Plan adopted by Sprint on August 8, 1989. The Rights do not become exercisable and do not separate from the shares of Common
Stock until the occurrence of such takeover events. Each Right, when it becomes exercisable, entitles the holder to purchase a unit consisting of one one-hundredth of a share of Preferred
Stock-Fourth Series, Junior Participating at a price of $235 per unit, or to purchase Sprint Common Stock or common stock of the acquiring company having a value equal to two times the exercise price of the Right, depending upon the circumstances. Under certain circumstances, Rights beneficially owned by a person or group of affiliated or associated persons who have acquired, or obtained the right to acquire, beneficial ownership of 20 percent or more of the outstanding shares of Sprint Common Stock become null and void. The Rights may be redeemed by Sprint at a price of one cent per Right and expire on September 8, 1999.

     In connection with the anticipated investment in Class A
Stock by France Telecom and Deutsche Telekom AG, the Shareholder
Rights Plan was amended to provide for Rights to attach to the Class A Common stock and to assure that the investment will not cause the Rights to detach and become exercisable. The amendment to the Shareholder Rights Plan provides generally that actions of France Telecom, Deutsche Telekom AG and their respective affiliates which would otherwise cause the Rights to detach and become exercisable will not do so unless such actions also violate the Standstill Agreement dated as of July 31, 1995 entered into among Sprint, France Telecom and Deutsche Telekom
AG.

Liquidation Rights

     In the event of liquidation, holders of Sprint Common Stock will be entitled to share ratably (together with the holders of any Class A Common Stock then outstanding) in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of Sprint indebtedness, and the aggregate liquidation preference of any Sprint Preferred Stock
(and any Class A Preference Stock) then outstanding.

Preemptive Rights

     No holder of shares of Sprint Common Stock or any other capital stock of Sprint is entitled to preemptive rights or subscription rights, other than pursuant to the Rights referred to under "Shareholder Rights" above. Deutsche Telekom AG and
France Telecom will have the contractual right to purchase additional shares of Class A Stock from Sprint to enable them to maintain their ownership level at 20%.


Fully Paid

     The outstanding shares of Sprint Common Stock are, and the shares of Sprint Common Stock offered hereby when issued will be, fully paid and nonassessable.

Transfer Agents and Registrars

     The Transfer Agents and Registrars for Sprint Common Stock are UMB Bank, n.a. (Missouri), and Chemical Mellon Shareholder
Services (New York).

Item 5.   Interests of Named Experts and Counsel.

     The validity of the Options and the authorized and unissued shares of Sprint Common Stock to be issued under the Management
Incentive Stock Option Plan was passed upon by Don A. Jensen,
Esq., Vice President and Secretary of Sprint.

Item 6.   Indemnification of Directors and Officers.

     Consistent with Section 17-6305 of the Kansas Statutes
Annotated, Article IV, Section 11 of the Bylaws of Sprint provides that Sprint will indemnify directors and officers of the corporation against expenses, judgments, fines and amounts paid in settlement in connection with any action, suit or proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Sprint. With respect to a criminal action or proceeding, the director or officer must also have had no reasonable cause to believe his conduct was unlawful.

     Under Section 11, Sprint may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Sprint, or who is or was serving at the request of Sprint as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability arising out of his status as such, whether or not Sprint would be required to indemnify such persons against such liability. Sprint carries standard directors and officers liability coverage for its directors and officers. Subject to certain limitations and exclusions, the policies reimburse Sprint for liabilities indemnified under
Section 11 and indemnify directors and officers of Sprint against additional liabilities not indemnified under Section 11.

     Sprint has entered into indemnification agreements with its directors and officers. These agreements provide for the indemnification, to the full extent permitted by law, of expenses, judgments, fines, penalties and amounts paid in settlement incurred by the director or officer in connection with any threatened, pending or completed action, suit or proceeding on account of service as a director, officer or agent of Sprint.


Item 8.   Exhibits.

Exhibit
Number    Exhibit

 4A.    Article Fifth, Article Sixth, Article Seventh and
          Article Eighth of the Articles of Incorporation of
          Sprint Corporation (the Articles of Incorporation are
          filed as Exhibit 4 to Sprint Corporation's Current
          Report on Form 8-K dated March 9, 1993 and incorporated
          herein by reference).

 4B.     Rights Agreement dated as of August 8, 1989, between
          Sprint Corporation (formerly United Telecommunications,
          Inc.) and UMB Bank, n.a. (formerly United Missouri Bank
          of Kansas City, N.A.) as Rights Agent (filed as Exhibit
          2(b) to Sprint Corporation's Registration Statement on
          Form 8-A dated August 11, 1989 (File No. 1-4721) and
          incorporated herein by reference).

 4C.     Amendment and supplement dated June 4, 1992 to Rights
          Agreement dated as of August 8, 1989 (filed as Exhibit
          2(c) to Amendment No. 1 on Form 8 dated June 8, 1992 to
          Sprint Corporation's Registration Statement on Form 8-A
          dated August 11, 1989 (File No. 1-4721), and
          incorporated herein by reference).

 4D.     Second Amendment to Rights Agreement dated as of July
          31, 1995 between Sprint Corporation and UMB Bank, n.a.
          (filed as Exhibit 2(d) to Form 8-A/A-2 dated October
          20, 1995 amending Sprint Corporation Registration
          Statement on Form 8-A dated August 11, 1989 (File No. 1-
          4721) and incorporated herein by reference).

 4E.     Standstill Agreement dated as of July 31, 1995, by and
          among Sprint Corporation, France Telecom and Deutsche
          Telekom AG (filed as Exhibit (10)(c) to Sprint
          Corporation Quarterly Report on Form 10-Q for the
          quarter ended June 30, 1995 and incorporated herein by
          reference).

 5.      Opinion and consent of Don A. Jensen, Esq.

 23-A.   Consent of Ernst & Young LLP.

 23-B.   Consent of Arthur Andersen LLP.

 23-C.   Consent of Don A. Jensen, Esq. is contained in his
          opinion filed as Exhibit 5.

 24. Power of Attorney is contained on page II-13 of this Registration Statement.


Item 9.   Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales of the securities being registered are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933, unless such information is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless such information is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
          Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form
S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, State of Kansas, on the 19th day of December 1995.


                         SPRINT CORPORATION

                         By  /s/ W. T. Esrey
                               (W. T. Esrey, Chairman of the Board)

                        POWER OF ATTORNEY

     We, the undersigned officers and directors of Sprint
Corporation, hereby severally constitute W. T. Esrey, A. B.
Krause and J.R. Devlin and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Sprint Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said
Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities and on the date indicated.



Name                    Title                                  Date


                          Chairman of the              )
	  	 Board,  President and      )
   		Chief Executive Officer     )
/s/ W. T. Esrey    (Principal Executive        )
(W. T. Esrey)        Officer)                         )
                                                                 )
                          Executive Vice President )   December
                          and Chief Financial          )    19, 1995
		  Officer                             )
/s/ A. B. Krause   (Principal Financial         )
(A. B. Krause)       Officer)                         )
                                                                  )
                          Senior Vice President        )
                           and Controller                   )
/s/ J. P. Meyer     (Principal Accounting        )
(J. P. Meyer)         Officer)                           )



Name                      Title                                   Date


/s/ DuBose Ausley     Director                       )
(DuBose Ausley)                                          )
                                                                    )
/s/ W. L. Batts           Director                       )
(W. L. Batts)                                                )
                                                                   )
/s/ R. M. Davis           Director                      )
(R. M. Davis)                                               )
                                                                   )
                                Director                       )
(D. J. Hall)                                                    )
                                                                    )
/s/ Harold S. Hook       Director                     )
(H. S. Hook)                                                 )
                                                                    )
/s/ R. E. R. Huntley      Director                    )  December
(R. E. R. Huntley)                                         )   19, 1995
                                                                    )
/s/ Ronald T. LeMay      Director                   )
(R. T. LeMay)                                               )
                                                                    )
/s/ L. K. Lorimer           Director                   )
(L. K. Lorimer)                                              )
                                                                     )
/s/ C. H. Price               Director                    )
(C. H. Price II)                                               )
                                                                      )
/s/ F. E. Reed                Director                    )
(F. E. Reed)                                                   )
                                                                      )
/s/ C. E. Rice                 Director                    )
(C. E. Rice)                                                    )
                                                                       )
/s/ Stewart Turley            Director                    )
(Stewart Turley)                                               )


                          Exhibit Index

Exhibit
Number                                                           Page

 4A.   Article Fifth, Article Sixth, Article Seventh
         and Article Eighth of the Articles of
         Incorporation of Sprint Corporation (the
         Articles of Incorporation are filed as Exhibit
         4 to Sprint Corporation's Current Report on
         Form 8-K dated March 9, 1993 and
         incorporated herein by reference).

 4B.   Rights Agreement dated as of August 8,
        1989, between Sprint Corporation (formerly
         United Telecommunications, Inc.) and UMB
         Bank, n.a. (formerly United Missouri Bank of Kansas City, N.A.) as Rights Agent (filed as Exhibit 2(b) to Sprint Corporation's Registration
         Statement on Form 8-A dated August 11, 1989
         (File No. 1-4721) and incorporated herein by reference).

 4C.   Amendment and supplement dated June 4, 1992
         to Rights Agreement dated as of August 8, 1989 (filed as Exhibit 2(c) to Amendment No. 1 on Form
         8 dated June 8, 1992 to Sprint Corporation's
         Registration Statement on Form 8-A dated August
         11, 1989 (File No. 1-4721), and incorporated herein by reference).

 4D.   Second Amendment to Rights Agreement dated as
         of July 31, 1995 between Sprint Corporation and
         UMB Bank, n.a. (filed as Exhibit 2(d) to Form 8-A/A-2 dated October 20, 1995 amending Sprint Corporation Registration Statement on Form 8-A dated August 11, 1989 (File No. 1-4721) and incorporated herein by reference).

 4E. Standstill Agreement dated as of July 31, 1995, by and among Sprint Corporation, France Telecom and Deutsche Telekom AG (filed as Exhibit (10)(c) to Sprint Corporation Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 and incorporated herein by reference).

 5.    Opinion and consent of Don A. Jensen, Esq.

 23-A. Consent of Ernst & Young LLP.

 23-B. Consent of Arthur Andersen LLP.

 23-C. Consent of Don A. Jensen, Esq. is contained in his opinion filed as Exhibit 5.

 24. Power of Attorney is contained on page II-13 of this Registration Statement.